EXHIBIT 10.2

PROMISSORY NOTE

$221,570.00	December 19, 2025

1.BORROWER’S PROMISE TO PAY

FOR VALUE RECEIVED, VSM NEW MARKETS II LLC, a New Jersey limited liability company, located at 733 Mountain Avenue, Springfield, New Jersey, 07081 (“Borrower”), unconditionally promises to pay to the order of JOHN J. SUMAS, (hereinafter "Lender"), having an address of 733 Mountain Avenue, Springfield, New Jersey, 07081, or such place as may be designated by the Lender from time to time, the principal sum of Two Hundred Twenty-One Thousand Five Hundred Seventy Dollars ($221,570.00), together with interest accruing on the unpaid balance thereof until due. The interest rate on this Note shall be at a rate of seven percent (7%) per annum, in payments as set forth below. Borrower will make all payments under this Note in the form of cash, check, money order or electronic bank payments.

The Lender or anyone who takes this Note by transfer and who is entitled to receive payments under this Note is called the "Note Holder".

2.TERM

The “Maturity Date” of the Note is the earlier of (a) March 31, 2033, or (b) the date on which Lender exercises its right to accelerate the debt evidenced by this Note upon the occurrence of an Event of Default and expiration of any applicable cure period (if any).

3.INTEREST PAYMENTS

The Borrower will pay quarterly interest only payments to Lender in payment amounts as indicated on the attached Exhibit A beginning on March 31, 2026 and continuing every succeeding quarter on the last day of each quarter until the Maturity Date. Payments shall be to the Lender’s address as designated above.

4.PAYMENT OF PRINCIPAL

A single final balloon payment for the entire outstanding principal balance, including any accrued interest, shall be due and payable in full on the Maturity Date.

5.BORROWER’S RIGHT TO PREPAY

The Borrower may prepay this Note in full or in part at any time without premium or penalty. All prepayments shall first be applied to outstanding late fees, then to accrued interest and thereafter to the principal loan amount.

6.LOAN CHARGES

If a law, which applies to this loan and which sets maximum loan charges, is finally interpreted so that the interest or other loan charges collected or to be collected in connection with this loan exceed the permitted limits, then: (a) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit: and (b) any sums already collected from Borrower which exceeded permitted limits will be refunded to Borrower. The Note Holder may choose to make this refund by reducing the Principal Borrower owes under this Note or by making a direct payment to Borrower. If a refund reduces Principal, the reduction will be treated as a partial Prepayment.

7.BORROWER'S FAILURE TO PAY AS REQUIRED

(a)Late Charge for Overdue Payments

If the Note Holder has not received the full amount of any quarterly interest payment by the end of ten (10) calendar days after the date it is due, Borrower will pay a late charge to the Note Holder. The amount of the late charge will be five percent (5%) of the quarterly payment. Borrower will pay this late charge promptly but only once on each late payment.

(b)Default

If Borrower does not pay the full amount of each quarterly interest payment when due under the terms of this Note, including the final balloon payment due under the Note at the Maturity Date, Borrower will be in default.

(c)Notice of Default

If Borrower is in default, the Note Holder may send Borrower a written notice telling Borrower that if Borrower does not pay the overdue amount by a certain date, the Note Holder may require Borrower to pay immediately the full amount of Principal which has not been paid and all the interest that Borrower owes on that amount. That date must be at least thirty (30) days after the date on which the notice is mailed to Borrower or delivered by other means.

(d)No Waiver By Note Holder

Even if, at a time when Borrower is in default, the Note Holder does not require Borrower to pay immediately in full as described above, the Note Holder will still have the right to do so if Borrower is in default at a later time.

(e)Payment of Note Holder's Costs and Expenses

The Note Holder will have the right to be paid back by Borrower for all of its costs and expenses in enforcing this Note to the extent not prohibited by applicable law. Those expenses include, for example, reasonable attorneys' fees, whether or not suit is brought.

8.GIVING OF NOTICES

Unless applicable law requires a different method, any notice that must be given to Borrower under this Note will be given by delivering it or by mailing it by first class mail, certified mail or nationally recognized overnight carrier to Borrower at the Property Address above or at a different address if Borrower gives the Note Holder notice of a different address.

Any notice that must be given to the Note Holder under this Note will be given by delivering it or by mailing it by first class mail to the Note Holder at the address stated in Section 1 above or at a different address if Borrower is given a notice of that different address.

9.WAIVERS

Borrower and any other person who has obligations under this Note waives the rights of Presentment and Notice of Dishonor. "Presentment" means the right to require the Note Holder to demand payment of amounts due. "Notice of Dishonor" means the right to require the Note Holder to give notice to other persons that amounts due have not been paid.

10.GOVERNING LAW AND VENUE

This Note and any instruments securing payment of this Note shall be governed by and construed in accordance with the laws of the State of New Jersey, applicable to agreements made and fully performed within such state. The venue of any action concerning this Note or any instrument securing this Note shall be in the Superior Court of the State of New Jersey situate in Union County, New Jersey.

11.SEVERABILITY

If any clause or any other portion of this Note shall be determined to be void or unenforceable for any reason, such determination shall not affect the validity or enforceability of any other clause or portion of this Note, all of which shall remain in full force and effect.

12.INTEGRATION

There are no verbal or other agreements which modify or affect the terms of this Note. This Note may not be modified or amended except by written agreement signed by Borrower and Note Holder and executed subsequent to the date hereof.

13.CONFLICTING TERMS

In the event of any conflict between the terms of this Note and the terms of any other instruments securing payment of this Note, the terms of this Note shall prevail.

14.EXECUTION

The Borrower executes this Note as a principal and not as a surety.

WITNESS THE HAND(S) AND SEAL(S) OF THE UNDERSIGNED

WITNESS	BORROWER:
VSM NEW MARKETS II LLC,
A New Jersey Limited Liability company

By: Village Super Market, Inc.,
A New Jersey corporation, its Managing Member

/s/ John J. Sumas	/s/ John L. Van Orden
Name: John J. Sumas	Name: John L. Van Order
Chief Financial Officer

Exhibit A

PROMISSORY NOTE PAYMENT SCHEDULE

Principal	$221,570.00		Origination Date		12/19/2025
Quarterly Payments	Interest Only		Initial Payment Date		3/31/2026
Principal Payment	Single Balloon Payment on Maturity Date		Maturity Date		3/31/2033
Interest Rate	7.00%
Interest Calculation	30/360
Payment Frequency	Quarterly
Payment Dates	3/31, 6/30, 9/30, 12/31

Period	Beginning Balance	Principal Loan	Interest Payment	Principal Payment	Ending Balance
12/19/2025	$—	$221,570.00	$—	$—	$221,570.00
3/31/2026	221,570.00	—	4,394.47	—	221,570.00
6/30/2026	221,570.00	—	3,877.48	—	221,570.00
9/30/2026	221,570.00	—	3,877.48	—	221,570.00
12/31/2026	221,570.00	—	3,877.48	—	221,570.00
3/31/2027	221,570.00	—	3,877.48	—	221,570.00
6/30/2027	221,570.00	—	3,877.48	—	221,570.00
9/30/2027	221,570.00	—	3,877.48	—	221,570.00
12/31/2027	221,570.00	—	3,877.48	—	221,570.00
3/31/2028	221,570.00	—	3,877.48	—	221,570.00
6/30/2028	221,570.00	—	3,877.48	—	221,570.00
9/30/2028	221,570.00	—	3,877.48	—	221,570.00
12/31/2028	221,570.00	—	3,877.48	—	221,570.00
3/31/2029	221,570.00	—	3,877.48	—	221,570.00
6/30/2029	221,570.00	—	3,877.48	—	221,570.00
9/30/2029	221,570.00	—	3,877.48	—	221,570.00
12/31/2029	221,570.00	—	3,877.48	—	221,570.00
3/31/2030	221,570.00	—	3,877.48	—	221,570.00
6/30/2030	221,570.00	—	3,877.48	—	221,570.00
9/30/2030	221,570.00	—	3,877.48	—	221,570.00
12/31/2030	221,570.00	—	3,877.48	—	221,570.00
3/31/2031	221,570.00	—	3,877.48	—	221,570.00
6/30/2031	221,570.00	—	3,877.48	—	221,570.00
9/30/2031	221,570.00	—	3,877.48	—	221,570.00
12/31/2031	221,570.00	—	3,877.48	—	221,570.00
3/31/2032	221,570.00	—	3,877.48	—	221,570.00
6/30/2032	221,570.00	—	3,877.48	—	221,570.00
9/30/2032	221,570.00	—	3,877.48	—	221,570.00
12/31/2032	221,570.00	—	3,877.48	—	221,570.00
3/31/2033	221,570.00	—	3,877.48	221,570.00	—
		$221,570.00	$112,963.91	$221,570.00